Exhibit (a)(7)

Luxottica Group S.p.A.
FORM OF GRANT DETAIL REPORT

Grant Detail Report — Luxottica Group S.p.A.

As of May 15, 2009

[Employee Name]

I.D./ SSN

Eligible Options

Grant Type	Grant Date	Expiration Date	Options Granted	Option Price	Vesting Date	Options Outstanding	Options Vested and Exercisable